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                 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

      NUMBER                 HELVETIA ACQUISITION                  SHARES

      [SEAL]                      CORPORATION                      [SEAL]

         AUTHORIZED COMMON STOCK: 20,000,000 SHARES - PAR VALUE: $.001



THIS CERTIFIES THAT



IS THE RECORD HOLDER OF


            SHARES OF HELVETIA ACQUISITION CORPORATION COMMON STOCK

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


          WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:


  /s/ Candace Beaver                                      /s/ Kevin DeVito
----------------------              [SEAL]             -----------------------
      SECRETARY                                        CHIEF EXECUTIVE OFFICER